UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2024

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2024, Sage Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with 55 Cambridge Parkway, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 30,567 square feet of office space located at 55 Cambridge Parkway, Cambridge, Massachusetts (the “Premises”). The Company intends to relocate its corporate headquarters to the Premises upon the expiration on August 31, 2024 of (i) the lease of 63,017 square feet of office space for the Company’s current headquarters at 215 First Street, Cambridge, Massachusetts; and (ii) the lease of 40,419 square feet of additional office space at 245 First Street, Cambridge, Massachusetts, each in accordance with its terms.

The term of the Lease will commence on the later of (1) September 1, 2024, or (2) the date on which the improvements to the Premises are, or are deemed to be, substantially completed (the “Commencement Date”). The Company’s obligation for the payment of rent for the Premises begins six months after the Commencement Date (the “Rent Commencement Date”). The Lease has an initial term of sixty-six months, measured from the Commencement Date (the “Term”). The monthly base rent due under the Lease initially shall be $224,158 per month for the first year following the Rent Commencement Date and is scheduled to increase by approximately 3% per annum for each subsequent year of the Term. The Company has the option to extend the Lease one time for an additional five-year period, subject to the terms therein. The Lease also provides for a construction allowance (the “Allowance”) not to exceed approximately $3.4 million to be applied to the construction costs of the Premises. The Allowance must be used on or before the one-year anniversary of the Commencement Date or will be deemed forfeited with no further obligation by the Landlord.

In connection with its entry into the Lease and as a security deposit, the Company has provided the Landlord a letter of credit in the amount of approximately $1.4 million, which the Company and the Landlord have agreed may be reduced to approximately $1.2 million following the third anniversary of the Rent Commencement Date, provided that no event of default by the Company has occurred. The Landlord has the right to terminate the Lease upon customary events of default.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the letter of credit is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2024		SAGE THERAPEUTICS, INC.

	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel